FORM OF VOTING AND SUPPORT AGREEMENT

April ______, 2021

Dear Securityholder:

Re: Arrangement Agreement between Contact Gold Corp. and 1299311 B.C. Ltd.

Contact Gold Corp. ("Contact Nevada" and following the Continuation (as defined below) referred to as "Contact BC") and 1299311 B.C. Ltd. ("BC Amalco") have entered into an arrangement agreement on the date hereof (the "Arrangement Agreement") in connection with the completion of an internal reorganization, pursuant to which Contact Nevada intends (a) to complete a plan of conversion under Section 92A.105 of the Nevada Revised Statutes to continue into the Province of British Columbia pursuant to Section 302 of the Business Corporations Act (British Columbia) (the "Continuation"), and (b) to complete a plan of arrangement with its securityholders and BC Amalco under section 288 of the Business Corporations Act (British Columbia) which will include, among other things, the vertical amalgamation with BC Amalco (the "Arrangement", and together with the Continuation the "Proposed Transaction").

The purpose of the Proposed Transaction is to redomicile Contact Nevada back into Canada as a "foreign private issuer" as determined in accordance with Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended.  On completion of the Continuation and the Arrangement, all shareholders of Contact Nevada will hold common shares of Contact BC.

In consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned securityholder (the "Securityholder"), the Securityholder agrees as follows:

1. INTERPRETATION

Capitalized terms used in this voting and support agreement (this "Agreement") and not otherwise defined herein shall have the respective meanings ascribed to them in the Arrangement Agreement.

2. OWNERSHIP OF SECURITIES

Contact Nevada understands that the Securityholder is the beneficial owner of, whether directly or indirectly, or has direction or control over, the number of shares of common stock of Contact (the "Contact Stock") and other securities of Contact Nevada as set forth in the Securityholder's acceptance at the end of this Agreement.

3. COVENANTS OF THE SECURITYHOLDER

The Securityholder covenants and agrees that, until the earlier of: (i) the Effective Time and (ii) the date this Agreement is terminated (such earlier date being the "Release Date"), the Securityholder shall:

(a) attend (either in person or by proxy) any meeting (including a special meeting of securityholders (or any class thereof) of Contact Nevada at which the Proposed Transaction is to be considered (the "Meeting")) of the securityholders of Contact Nevada convened for the purposes of considering the Proposed Transaction (including any adjournments and postponements thereof), and at such Meeting, vote or cause to be voted all of the Contact Stock, that are beneficially owned by, whether directly or indirectly, or over which control or direction is exercised by, the Securityholder and which are entitled to be voted at such Meeting, whether now held or hereafter acquired (collectively, the "Subject Securities") in favour of the Proposed Transaction and all matters related thereto, as contemplated by the Arrangement Agreement;

(b) not, without the prior written consent of Contact Nevada, sell, transfer, assign, pledge, or otherwise dispose of, or enter into any agreement or understanding relating to the sale, transfer, assignment or other disposition of the Subject Securities (other than as contemplated herein) or permit any affiliate of the Securityholder to do any of the foregoing;

(c) not, except as required pursuant to this Agreement, grant or agree to grant any proxy or other right to vote the Subject Securities or enter into any voting trust or pooling agreement or arrangement or enter into or subject any of such Subject Securities to any other agreement, arrangement, understanding or commitment, formal or informal, with respect to or relating to the voting or tendering thereof or revoke any proxy granted pursuant to this Agreement; and

(d) not exercise any rights of dissent or appraisal in respect of any resolution approving the Proposed Transaction or any aspect thereof or matter related thereto, and not exercise any other securityholder rights or remedies available at common law or pursuant to applicable corporate law or other legislation or take any action that is reasonably likely to in any manner delay, hinder, prevent, interfere with or challenge the Proposed Transaction.

4. COVENANTS OF CONTACT NEVADA

Contact Nevada agrees to comply with its obligations under the Arrangement Agreement. Contact Nevada hereby agrees and confirms to the Securityholder that it will take all steps required of it to consummate the Arrangement in accordance with and subject to the terms and conditions of the Arrangement Agreement and the Plan of Arrangement.

5. GRANT OF PROXY

The Securityholder hereby covenants and agrees in favour of Contact Nevada that (i) no later than five (5) Business Days prior to the scheduled date of any Meeting, the Securityholder shall duly complete and cause forms of proxy or voting instruction forms, as applicable, in respect of all the Subject Securities to be validly delivered as required to cause the Subject Securities to be voted in favour of the Proposed Transaction, and (ii) such forms of proxy or voting instruction forms, as applicable, shall not be revoked or withdrawn, unless prior written consent from Contact Nevada has been obtained or this Agreement is terminated pursuant to Section 8(a). Such proxy or proxies will name the individuals as may be designated by Contact Nevada in the Circular and such proxy or proxies or voting instructions will not be revoked without the prior written consent of Contact Nevada.

6. REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDER

The Securityholder hereby represents and warrants to Contact Nevada as follows and acknowledges that Contact Nevada is relying on such representations and warranties in connection with entering into this Agreement, the Arrangement Agreement and pursuing the Proposed Transaction:

(a) the Securityholder is the sole beneficial owner of, or exercises control or direction over, the Contact Stock now held, with valid and marketable title thereto, free and clear of all claims, liens, charges, encumbrances and security interests other than those arising by operation of statute and no person has any agreement, option, or any right or privilege capable of becoming an agreement or option, for the purchase, acquisition or transfer of such Contact Stock from the Securityholder or any interest therein or right thereto, except pursuant to the Arrangement Agreement and this Agreement;

(b) (i) the only securities of Contact Nevada beneficially owned, directly or indirectly, or over which control or direction is exercised by the Securityholder are those listed on the acceptance page of this Agreement, and (ii) the Securityholder has no other agreement, options, restricted share units, deferred share units, warrants or securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, securities of Contact Nevada or any rights or privilege capable of becoming an agreement or option, for the purchase or acquisition by the Securityholder or transfer to the Securityholder of additional securities of Contact Nevada or any interest therein;

(c) other than pursuant to the covenants set out in this Agreement, the Securityholder has the sole right to sell (or cause to be sold) all of its Contact Stock or other securities now held, and will have the right to sell (or cause that to occur) all securities of Contact Nevada hereafter acquired by it;

(d) the Securityholder has the sole right to vote (or cause to vote) all of its Contact Stock now held and will have the right to vote (or cause to vote) all Contact Stock hereafter acquired by it;

(e) if the Securityholder is a corporation or other entity, it is duly organized under the laws of its jurisdiction of incorporation or formation and is validly existing and has the necessary corporate or other power and authority to enter into this Agreement and to perform its obligations hereunder;

(f) the Securityholder is duly authorized to execute and deliver this Agreement and this Agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the Securityholder in accordance with its terms, except as may be limited by bankruptcy, insolvency and other Laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction, and the performance by the Securityholder of  its obligations hereunder will not constitute a violation or breach of or default under, or conflict with (i) any contract, commitment, agreement, understanding or arrangement of any kind to which the Securityholder will be a party and by which the Securityholder will be bound at the time of such consummation, (ii) to its knowledge, any applicable Laws, and (iii) if the Securityholder is a corporation or other entity, its constating documents;

(g) no consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other person is required to be obtained by the Securityholder in connection with the execution, delivery or performance of this Agreement; and

(h) there are no legal proceedings, regulatory actions or investigations in progress or pending before any Governmental Entity or threatened against the Securityholder or any judgment, decree or order against the Securityholder that would adversely affect in any material manner the Securityholder's title to the Subject Securities or the ability of the Securityholder to enter into this Agreement and to perform its obligations hereunder.

7. REPRESENTATIONS AND WARRANTIES OF CONTACT NEVADA

Contact Nevada hereby represents and warrants and covenants as follows to the Securityholder, acknowledging that the Securityholder is relying upon such representations, warranties and covenants in entering into this Agreement:

(a) Contact Nevada validly subsists under the laws of the State of Nevada and has all necessary requisite corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder;

(b) the execution, delivery and performance of this Agreement by Contact Nevada has been duly authorized and no other internal proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereunder; and

(c) this Agreement has been duly executed and delivered by Contact Nevada and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

8. TERMINATION

(a) The obligations hereunder of the Securityholder shall automatically terminate (i) upon the mutual written agreement of the Securityholder and Contact Nevada, (ii) upon the termination of the Arrangement Agreement, or (iii) on the Effective Date, whichever is the earliest to occur.

(b) If this Agreement is terminated in accordance with Section 8(a) above, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability on the part of any party hereto, provided that the foregoing shall not relieve any party hereto from any liability for any breach of this Agreement arising prior to such termination.

9. AMENDMENT

(a) Except as expressly set forth herein, this Agreement (together with all other documents and instruments referred to herein) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(b) In the event that the parties to the Arrangement Agreement enter into a binding written agreement or agreements to implement and complete any alternative transaction structure (an "Amended Transaction") that would provide the Securityholder with consideration equivalent to or greater than, on an after-tax basis, the Proposed Transaction, the Securityholder shall vote (or cause to be voted) all Subject Securities in favour of any matters necessary or ancillary to the completion of the Amended Transaction and waives, and agrees not to assert or exercise any dissent rights or similar rights under any applicable Laws in connection with the Amended Transaction.

(c) In the event of any proposed Amended Transaction, the references in this Agreement to the Proposed Transaction (except in clause 9(b) above) shall be deemed to be changed to "Amended Transaction" and all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Amended Transaction.

(d) In the event of any binding written agreement(s) to implement an Amended Transaction pursuant to paragraph (b) above, on the request of Contact Nevada, the Securityholder shall execute and deliver an agreement in writing giving effect to and evidencing the foregoing and such other amendments to this Agreement as may be reasonably necessary to give effect to the foregoing.

10. ASSIGNMENT

No party hereto shall assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, and no such assignment shall relieve the parties of their obligations hereunder.

11. FURTHER ASSURANCES

The Securityholder shall, from time to time and at all times hereafter at the request of Contact Nevada but without further consideration, do and perform all such further acts, matters and things and execute and deliver all such further documents, deeds, assignments, agreements, notices and writings and give such further assurances as shall be reasonably required for the purpose of giving effect to this Agreement.

12. SUCCESSORS; NO THIRD PARTY BENEFICIARIES

This Agreement shall be binding upon, enure to the benefit of and be enforceable by Contact Nevada and the Securityholder and their respective executors, administrators, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or such parties' respective successors or permits assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13. TIME OF THE ESSENCE

Time is of the essence of this Agreement.

14. UNENFORCEABLE TERMS

If any provision of this Agreement or the application thereof to any party hereto or circumstance is invalid or unenforceable to any extent, then the remainder of this Agreement or application of such provision to a party hereto or circumstance (other than those to which it is held invalid or unenforceable) is not affected thereby and each remaining provision of this Agreement is valid and is enforceable to the fullest extent permitted by law.

15. APPLICABLE LAW

(a) This Agreement is to be governed and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein without regard to any conflicts of law provisions, and each of the parties hereto irrevocably attorns to the jurisdiction of the Courts of the Province of British Columbia.

(b) The parties hereto waive the application of any rule of Law which otherwise would be applicable in connection with the construction of this Agreement that ambiguous or conflicting terms or provisions should be construed against the Party that (or counsel of which) prepared the executed agreement or any earlier draft of the same.

16. NOTICE

Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if delivered:

(a) in the case of the Securityholder, to the address appearing on the acceptance page of this Agreement; and

(b) in the case of Contact Nevada, to:

Contact Nevada Corp.

Suite 1050, 400 Burrard Street

Vancouver, British Columbia V6C 3A6

Attention: John Wenger, CFO

Email:  [REDACTED]

or to such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this paragraph. Any notice or other communication given or made is deemed to have been duly given or made as at the date delivered or sent if delivered personally or sent by electronic transmission at the address for service provided herein during normal business hours on a business day, or otherwise on the next business day.

17. ENFORCEMENT

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto are entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, on a non-exclusive basis, in any court of the Province of British Columbia having jurisdiction, this being in addition to any other remedy to which such party is entitled at law or in equity.

18. EXPENSES

The parties hereto agree to pay their own respective expenses incurred in connection with this Agreement. This section shall survive the termination of this Agreement pursuant to Section 8(a).

19. DISCLOSURE

The parties hereto hereby consent to the disclosure of the substance of this Agreement in any news release required by applicable Laws or any circular relating to the Meeting and to the filing of this Agreement as may be required pursuant to applicable Laws.

20. COUNTERPART EXECUTION

This letter may be signed by fax or email and in counterparts, which, together, are deemed to constitute one valid and binding agreement and delivery of such counterparts may be effected by means of fax or email.

CONTACT GOLD CORP.

By: ________________________________
Name:  Matthew Lennox-King

Title: Chief Executive Officer

Acceptance by Securityholder

The foregoing is hereby accepted as of and with effect from the ________ day of ________________, 2021 and the undersigned hereby confirms that the undersigned beneficially owns, directly or indirectly, or has control or direction over, the securities of Contact Nevada as indicated below:

___________________________________________ Contact Stock

___________________________________________ Stock Options

___________________________________________ Restricted Stock Units

___________________________________________ Deferred Stock Units

___________________________________________
Signature of Securityholder or, if a
Corporate Entity, Authorized Signatory

___________________________________________
Name of Securityholder or

Authorized Signatory (Please print)

___________________________________________
Title of Authorized Signatory (Please print)

Address:

___________________________________________

___________________________________________

___________________________________________

Email:

___________________________________________